Exhibit 99.1

JOINT FILING UNDERTAKING

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Amendment No. 10 to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, as amended, to file this Amendment No. 10 on behalf of each party.

Dated: September 7, 2012.

BOSTON AVENUE CAPITAL LLC

By:	/s/ Stephen J. Heyman
Stephen J. Heyman, Manager

YORKTOWN AVENUE CAPITAL, LLC

By:	/s/ Stephen J. Heyman
Stephen J. Heyman, Manager

/s/ Stephen J. Heyman
STEPHEN J. HEYMAN

/s/ James F. Adelson
JAMES F ADELSON

/s/ Charles M. Gillman
CHARLES M. GILLMAN